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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-4 No. 333-     ) and the related Prospectus of
UROHEALTH Systems, Inc. for the registration of $110,000,000 principal amount of 12 1/2% Senior Subordinated Notes due 2004 of Urohealth and to the incorporation by reference therein of our report dated August 22, 1994, with respect to the consolidated statements of operations, stockholders' equity and cash flows of UROHEALTH Systems, Inc. for the year ended June 30, 1994, included in its Transition Report (Form 10-K/A) for the nine months ended March 31, 1996, filed with the Securities and Exchange Commission.

                                          /s/ DOANE RAYMOND
                                          --------------------------------------
                                          Doane Raymond
                                          Chartered Accountants

Toronto, Canada
May 1, 1997